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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
WESTAFF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 21, 2003

TO THE STOCKHOLDERS OF WESTAFF, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Westaff, Inc. (the "Company"), a Delaware corporation, will be held on May 21, 2003 at 10:00 a.m., local time, at the Company's administrative offices located at 220 N. Wiget Lane, Walnut Creek, California, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect two Class I directors to serve for three-year terms and until their successors are elected; and

  2.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Only stockholders of record at the close of business on March 21, 2003 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. All stockholders are cordially invited to attend the meeting in person.

        This Notice is being mailed on or about March 31, 2003 to all stockholders entitled to vote at the Annual Meeting.

        Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience or follow the instructions for Internet or telephone voting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the time it is voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors,
/s/ W. ROBERT STOVER W. Robert Stover Chairman of the Board of Directors

Walnut Creek, California
March 3, 2003

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING ON PAGE 4 OF THE ACCOMPANYING PROXY STATEMENT.

PROXY STATEMENT

TABLE OF CONTENTS

WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598-2453

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2003

        The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Westaff, Inc. (the "Company"), for use at the Annual Meeting. The Annual Meeting will be held on May 21, 2003 at 10:00 a.m., local time, at the Company's administrative offices located at 220 N. Wiget Lane, Walnut Creek, California.

        These proxy solicitation materials will be mailed on or about March 31, 2003 to all stockholders entitled to vote at the Annual Meeting.

Voting Procedures

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 3, 2003, 15,995,375 shares of the Company's common stock, $0.01 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding.

        The presence at the Annual Meeting of a majority of, or approximately 7,997,689 shares of Common Stock, either in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on March 21, 2003, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. Directors are elected by a plurality of the votes cast. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes therefore will have no effect on the outcome of Proposal One. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting By Mail

        If you are unable to attend the Annual Meeting, you may vote by proxy. The enclosed Proxy is solicited by the Board of Directors, and, when returned properly completed, will be voted as you direct on the Proxy. Please complete, date and sign the Proxy and mail it as soon as possible in the envelope provided. Voting also may be accomplished electronically or by telephone, as described below. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted (i) FOR the election of management's nominees for Directors and (ii) as the Board of Directors may recommend for any other matter or matters which may properly come before the meeting. The Board of Directors does not know of any matter that is not referred to herein to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy will have discretion to vote on such matters in accordance with their best judgment.

Voting Electronically or By Telephone

        Instead of submitting your vote by mail on the enclosed Proxy, you can vote electronically by submitting your proxy through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank.

        The Internet and telephone voting procedures are designed to authenticate your identity as a Westaff, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. We have been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders voting by means of the Internet through American Stock Transfer & Trust Company, our transfer agent, should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that may be borne by each individual stockholder.

        Stockholders with shares registered directly in their name in our stock records maintained by American Stock Transfer & Trust Company may vote their shares as follows:

  •
  By submitting their proxy through the Internet at the following address on the World Wide Web: www.voteproxy.com. Please access the web page and follow the on-screen instructions. Have your control number available when you access the web page.

  •
  By making a toll-free telephone call from the United States and Canada to American Stock Transfer & Trust Company at 1-800-PROXIES and following the instructions. Have your control number and the Proxy available when you call.

  •
  By mailing their signed Proxy. Specific instructions to be followed by registered stockholders are set forth on the enclosed proxy card. Proxies submitted through the Internet or by telephone through American Stock Transfer & Trust Company as described above must be received by 1:00 p.m. Eastern Daylight Savings Time (E.D.T.) on May 21, 2003.

        A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. That program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with the instructions set forth on the voting form. If you have any questions regarding the proposals or how to execute your vote, please contact American Stock Transfer & Trust Company at (718) 921-8210.

Revocability of Proxies

        You may revoke or change your Proxy at any time before it is voted at the Annual Meeting by filing, with the Secretary of the Company at our principal executive offices, a notice of revocation or another signed Proxy with a later date. You also may revoke your Proxy by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. To revoke a proxy previously submitted electronically through the Internet or by telephone, you simply may vote again at a later date, but before 1:00 p.m. E.D.T. on May 21, 2003, by using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked.

Solicitation

        We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

MATTERS TO BE CONSIDERED AT THE 2003 ANNUAL MEETING

PROPOSAL ONE—ELECTION OF CLASS I DIRECTORS

General

        The Board of Directors has selected two nominees, both of whom are currently serving as Class I directors of the Company. The nominees for directors are Jack D. Samuelson and Ronald D. Stevens. The nominees have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy.

        Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominees named below. In the event that additional persons are nominated, other than by the Board of Directors, for election as directors, the proxy holders intend to vote all Proxies received by them for the nominees listed below and any additional Board of Directors' nominee as described above. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected as Class I directors of the Company, to serve their respective three-year terms and until their successors have been elected and qualified.

Business Experience of Directors

Directors to be Elected at the Annual Meeting

        Jack D. Samuelson, age 78, Class I director, has been a director of the Company since March 1995. Mr. Samuelson co-founded Samuelson Brothers in 1957 to engage in general construction and commercial real estate development. Mr. Samuelson has been its President and Chairman of the Board of Directors from incorporation to the present. Samuelson Brothers sold its construction business in 1979 and since then has continued to develop industrial and commercial real estate. It is now known as Samuelson Partners. Mr. Samuelson is also a director of Nationwide Health Properties, Inc., a New York Stock Exchange-listed real estate investment trust focused on healthcare-related properties.

        Ronald D. Stevens, age 59, Class I director, was appointed as a director of the Company effective February 24, 2002. He began his business career in 1967 with Arthur Andersen & Co. and became an audit partner in that organization in 1977. He left Arthur Andersen & Co. at the end of 1990 and joined in opening Productivity Consulting Group, Inc. In May 2002, he retired from Robertson-Ceco Corporation where he had been its Executive Vice President and Chief Financial Officer since October 1996.

Directors Whose Terms Extend Beyond the Annual Meeting

        W. Robert Stover, age 81, Class III director, founded the Company in 1948 and has been continuously involved in the management of the Company since that time. Since our incorporation in 1954, Mr. Stover has held the position of Chairman of the Board of Directors. From 1954 to 1985, Mr. Stover served as President, and from 1985 to the end of calendar year 1998 as Chief Executive Officer. He stepped down as Chief Executive Officer effective January 1, 1999 and continued to serve as Chairman of the Board of Directors until May 3, 2000, when he also assumed the position of interim President and Chief Executive Officer following the termination of a management-led buyout transaction. Mr. Stover's interim service as President and Chief Executive Officer ended upon the hiring of a successor in that office effective May 1, 2001. He continues to serve as Chairman of the Board of Directors.

        Dwight S. Pedersen, age 58, Class II director, was appointed as our President and Chief Executive Officer effective January 14, 2002. He has been a director of the Company since May 1, 2001. He served on the Audit Committee of the Board of Directors from and after that date until he resigned from that committee upon becoming an employee of the Company. Prior to joining us, he was an Executive Vice

President of Pinkertons, Inc., where he had been employed since January 1, 2000, following the acquisition of American Protective Services, Inc. He was employed by American Protective Services, Inc. for twenty-six years, having started as its first Controller in 1974. After a series of promotions, including service as Vice President-Finance, Senior Vice President and Executive Vice President of that company, he was named President and a director in 1988 and he became its Chief Executive Officer in 1992. His previous work history includes approximately four years with Wolf & Co., an accounting firm. He is a certified public accountant on inactive status.

        Walter W. Macauley, age 60, Class II director, was appointed as a director of the Company effective February 24, 2002. His staffing industry career began at Manpower Inc. where he was Vice President, Sales and Marketing from 1974 to 1978. He was President and Chief Executive Officer and a director of Adia Services Inc. from 1979 to 1992. He was also a director of the National Association of Temporary Services (NATS) now known as the American Staffing Association (ASA) while he was employed by Adia Services, Inc. He was a private investor in 1993 and 1994. From 1995 to 1996 he was President and Chief Executive Officer and a director of Career Horizons, Inc. In 1997 he became Vice Chairman of AccuStaff Inc. and in 1998 he served as a consultant to AccuStaff Inc. Since 1999 he has been a private investor.

        Janet M. Brady, age 49, Class III director, was appointed as a director of the Company effective September 19, 2002. She was employed by The Clorox Company for almost twenty-seven years having started as Brand Assistant in 1976. After a series of promotions, including as Vice President-Corporate Marketing Services of that company, she was named Vice President-Human Resources in 1993 where she served until her retirement in January 2003. She was a former director of American Protective Services, Inc., a privately held guard service company. She is a director on the Advisory Board of I.P.S.A., a privately held investigative and protective services company.

        Our bylaws authorize the Board of Directors to fix the number of directors by resolution. The number is currently fixed at six. Our Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a three-year term.

        At the 2002 Annual Meeting, Mr. Stover was elected to serve his three-year term in Class III. Effective May 1, 2001, prior to the 2001 Annual Meeting of Stockholders, Tom D. Seip was appointed to serve in Class III to fill the remainder of his predecessor's term. Mr. Seip resigned January 14, 2002. Janet M. Brady was appointed as of September 19, 2002 to serve in Class III until the 2005 Annual Meeting of Stockholders. At the 2001 Annual Meeting of Stockholders, Joan C. Stover and Dwight S. Pedersen were elected to serve their three-year terms in Class II. Mrs. Stover resigned effective July 10, 2001. Walter W. Macauley was appointed as of February 24, 2002, to serve in Class II to fill the remainder of Mrs. Stover's term. At the 2000 Annual Meeting of Stockholders, Mr. Samuelson and Gilbert L. Sheffield were elected to serve their three-year terms in Class I. Mr. Sheffield resigned on January 15, 2002. Mr. Stevens was appointed effective as of February 24, 2002, to fill the remainder of Mr. Sheffield's term. At the 1999 Annual Meeting of Stockholders, Mr. Stover was elected to serve his three-year term in Class III. There are no family relationships among our executive officers or directors.

The Board of Directors Recommends that the Stockholders Vote FOR the
Election of Messrs. Samuelson and Stevens as Class I Directors of the Company.

OTHER MATTERS TO COME BEFORE THE 2003 ANNUAL MEETING

        We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

BOARD MEETINGS AND COMMITTEES

        During fiscal 2002, the Board of Directors held five meetings consisting of four regularly scheduled quarterly meetings, one of which was held on the same day as the Annual Meeting, and one special telephonic meeting. The Board acted by unanimous written consent on seven occasions. The active committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Strategic Planning Committee. The Company does not have a standing Nominating Committee. The Special Negotiating Committee of the Board of Directors is inactive. Of the current directors, Messrs. Stover, Pedersen and Samuelson served as members of the Board of Directors throughout fiscal 2002, and Messrs. Sheffield, Stevens and Macauley and Ms. Brady served as members of the Board of Directors for a portion of fiscal 2002. Each of them attended (i) all meetings of the Board of Directors during the time they served in fiscal 2002 and (ii) all meetings held by committees on which they served during fiscal 2002.

        As for the former directors, Messrs. Seip and Sheffield attended (i) all meetings of the Board of Directors during the time they served in fiscal 2002 and (ii) all meetings held by committees on which they served during fiscal 2002, including Mr. Seip's service on the Strategic Planning Committee and Mr. Sheffield's service on the Audit Committee, the Compensation Committee, and the Strategic Planning Committee for a portion of fiscal 2002, as more fully described below.

        The Audit Committee currently consists of three directors, Walter W. Macauley, Jack D. Samuelson and Ronald D. Stevens. Mr. Stevens is its current Chairman. He was appointed to serve in that capacity effective February 27, 2002, when Mr. Samuelson stepped down as Chairman of the committee but confirmed his willingness to continue serving as a committee member. Mr. Pedersen served on the Audit Committee from May 1, 2001, until January 14, 2002, when he resigned from the committee upon being named our President and Chief Executive Officer. The Committee's duties include reviewing internal financial information, reviewing our internal controls, reviewing our internal audit plans and programs, reviewing with our independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by us. The Audit Committee held three meetings during fiscal 2002.

        The Board of Directors adopted and approved the current charter for the Audit Committee effective as of its regular meeting on December 18, 2002, a copy of which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are "independent" as classified by the listing qualifications of the Nasdaq National Market.

        The Compensation Committee currently consists of four directors, Janet M. Brady, Walter W. Macauley, Ronald D. Stevens and W. Robert Stover. Ms. Brady is its current Chairman. The Primary Committee of the Compensation Committee consists of Ms. Brady and Messrs. Macauley and Stevens. The Secondary Committee of the Compensation Committee consists of the members of the Primary Committee and Mr. Stover. Mr. Samuelson resigned as a member of the Compensation Committee on December 18, 2002. Ms. Brady was appointed to serve as Chairman effective December 18, 2002. Mr. Stevens had been appointed to serve as Chairman of the committee on February 27, 2002 to fill the vacancy that had resulted from the resignation of Mr. Sheffied as Chairman on January 15, 2002. The Compensation Committee has the exclusive authority to administer the Company's 1996 Stock Option/

Stock Issuance Plan, the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan. The Primary Committee of the Compensation Committee administers the Discretionary Option Grant, the Automatic Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. The Secondary Committee of the Compensation Committee administers the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders. In addition, the Compensation Committee is responsible for providing recommendations to the Board of Directors concerning compensation levels for our senior executive officers and working with senior executive officers on benefit and compensation programs for employees, including matters related to participation in profit sharing, bonus plans and stock option plans and preparing reports to the extent necessary to comply with applicable disclosure requirements established by the Securities and Exchange Commission or other regulatory bodies. The Compensation Committee held two meetings during fiscal 2002.

        The Strategic Planning Committee currently consists of four directors, Walter W. Macauley, Dwight S. Pedersen, Jack D. Samuelson and W. Robert Stover. Mr. Pedersen is its current Chairman. He was appointed to serve in that capacity effective February 27, 2002 as successor to Tom D. Seip. Mr. Seip had been appointed to serve as Chairman of the Strategic Planning Committee on May 23, 2001, and served in that capacity until his resignation. The Committee is responsible for evaluating our business plans and future business including, but not limited to, the evaluation of potential acquisitions and new business opportunities. The Strategic Planning Committee held one meeting during fiscal 2002.

        A Special Negotiating Committee of the Board of Directors was established on December 14, 1999, to consider proposals involving the acquisition of all or a substantial portion of the Company from third parties and other strategic alternatives. Mr. Samuelson is a member of this Committee and there is a vacancy. This committee has been inactive since the termination of a management-led buyout transaction in May 2000. The Special Negotiating Committee did not meet in fiscal 2002.

Directors' Compensation

        Non-employee members of the Board of Directors each received an annual fee of $15,000 for service on the Board of Directors in fiscal 2002. They received an additional fee of $1,000 for each meeting attended in person. In the event a Board meeting and a committee meeting was held on the same day, the total meeting fee was not more than $1,000 per day. They also received a fee of $500 for each telephonic meeting attended, if called by the Chairman of the Board of Directors or an employee member of the Board of Directors. Non-employee members of the Board of Directors also were reimbursed for their reasonable expenses incurred in connection with attending Board of Directors meetings. We anticipate no increase in our directors' compensation during fiscal 2003. No additional compensation was paid to any of the directors during fiscal 2002 for their committee service.

        In addition, non-employee Board of Directors members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under our 1996 Stock Option/Stock Issuance Plan (the "Stock Option Plan"). Under the Automatic Option Grant Program, each individual who subsequently joins the Board of Directors as a non-employee director will receive at that time an option grant, provided such individual has not previously been in our employ. In addition, at each annual stockholders' meeting each individual who continues to serve as a non-employee Board of Directors member presently is entitled to an option grant for 3,000 shares with an exercise price equal to the fair market value of the option shares on the grant date, provided such individual has served as a Board of Directors member for at least six months.

        Each automatic option grant will have a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee's cessation of Board of Directors service. The option will become exercisable for all the option shares upon the optionee's completion of one year of Board of Directors service measured from the grant date. However, the option will become immediately exercisable for all the option shares should the optionee cease Board of Directors service by reason of death or disability or should the Company be acquired by merger or asset sale during the period of the optionee's service on the Board of Directors.

        Pursuant to the terms of the Automatic Option Grant Program, Messrs. Macauley, Samuelson and Stevens, and Ms. Brady each received an option grant to purchase 3,000 shares of Common Stock during fiscal 2002.

OWNERSHIP OF SECURITIES

        The following table sets forth certain information regarding the beneficial ownership of our Common Stock for (i) all persons who are beneficial owners of five percent or more of the outstanding shares of our Common Stock, (ii) each of our current directors, (iii) our current Chief Executive Officer, our former Chief Executive Officer and the five other executive officers named in the Summary Compensation Table below, and (iv) all of our current executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. The information set forth in the table below is as of January 31, 2003.

Name	Number of Shares(#)(1)	Percent(%)(2)
W. Robert Stover(3)	9,410,115	58.83%
Jack D. Samuelson(4)	38,250	*
Walter W. Macauley(5)	13,000	*
Ronald D. Stevens(6)	3,000	*
Janet M. Brady	—	*
Dwight S. Pedersen(7)	275,158	1.72%
Tom D. Seip	—	*
Dirk A. Sodestrom(8)	60,098	*
M. John Grossu	5,008	*
William M. Herbster	—	*
David P. Wilson(9)	8,671	*
John P. Sanders(10)	5,208	*
Christa C. Leonard(11)	5,625	*
Joseph R. Coute(12)	14,093	*
Richard G. Gross	—	*
All current executive officers and directors as a group (13 persons)(13)	9,838,226	61.51%

*
Less than one percent

(1)
To the Company's knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock indicated opposite such person's name.

(2)
Based on 15,995,375 shares of Common Stock outstanding at January 31, 2003. Shares of Common Stock subject to options, warrants and convertible notes and other purchase rights currently exercisable or convertible, or exercisable or convertible within 60 days of January 31, 2003, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.

(3)
Includes 4,008,576 shares of Common Stock held by W. Robert Stover and Joan C. Stover as Co-Trustees of the Stover Revocable Trust dated 11/16/88, as amended, the beneficial ownership of which may be attributable to each of Mr. Stover and Mrs. Stover. Includes 2,517,292 shares of Common Stock contributed to the Stover 1999 Charitable Remainder Unitrust dated 4/21/99 of which Mr. Stover is Co-Trustee. Includes 2,884,247 shares of Common Stock owned by the Stover Foundation, a California nonprofit religious corporation (the "Foundation") as to which Mr. and Mrs. Stover have shared voting and dispositive power with the Foundation's board members for 2,000,000 shares. The Foundation's board, with the exception of Mr. Stover, has shared voting and dispositive power for the 884,247 shares. Does not include any shares of Common Stock contributed to the Stover Charitable Lead Annuity Trust as to which Mr. Stover has voting power, but has disclaimed beneficial ownership, because no shares were held in that trust on the specified date.

(4)
Includes unexercised options to purchase 17,250 shares of Common Stock beneficially owned by Mr. Samuelson under the 1996 Stock Option/Stock Issuance Plan.

(5)
Includes unexercised options to purchase 3,000 shares of Common Stock beneficially owned by Mr. Macauley which are under the 1996 Stock Option/Stock Issuance Plan.

(6)
Includes unexercised options to purchase 3,000 shares of Common Stock beneficially owned by Mr. Stevens under the 1996 Stock Option/Stock Issuance Plan.

(7)
Includes unexercised options to purchase 253,000 shares of Common Stock beneficially owned by Mr. Pedersen under the 1996 Stock Option/Stock Issuance Plan.

(8)
Includes unexercised options to purchase 40,437 shares of Common Stock beneficially owned by Mr. Sodestrom under the 1996 Stock Option/Stock Issuance Plan.

(9)
Includes unexercised options to purchase 5,208 shares of Common Stock beneficially owned by Mr. Wilson under the 1996 Stock Option/Stock Issuance Plan.

(10)
Included unexercised options to purchase 5,208 shares of Common Stock beneficially owned by Mr. Sanders under the 1996 Stock Option/Stock Issuance Plan.

(11)
Includes unexercised options to purchase 5,625 shares of Common Stock beneficially owned by Ms. Leonard under the 1996 Stock Option/Stock Issuance Plan.

(12)
Includes unexercised options to purchase 7,500 shares of Common Stock beneficially owned by Mr. Coute under the 1996 Stock Option/Stock Issuance Plan.

(13)
Includes unexercised options to purchase 340,228 shares of Common Stock under the 1996 Stock Option/Stock Issuance Plan.

WESTAFF, INC.
COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS

EXECUTIVE COMPENSATION REPORT

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

        It is the duty of the Compensation Committee to review and establish the compensation of executive officers of the Company, including base salary, participation in profit sharing, bonus and other cash incentive plans, subject to ratification by the Board of Directors. During fiscal 2002, the Compensation Committee also had the exclusive authority to administer the Company's 1996 Stock Option/Stock Issuance Plan (the "Plan") under which grants may be made to such officers. With respect to administration of the Plan, the Compensation Committee has a Primary Committee and a Secondary Committee.

        The Primary Committee consists of two or more non-employee members of the Board of Directors who have sole and exclusive authority to administer the Discretionary Option Grant, the Automatic Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Section 16 Insiders are officers or directors of the Company subject to the short-swing profit recapture provisions of Section 16 of the Exchange Act. The Primary Committee is constituted in such a manner as to satisfy all applicable laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. In fiscal 2002, the Primary Committee members were Walter W. Macauley, Jack D. Samuelson and Ronald D. Stevens.

        The Secondary Committee consists of two or more members of the Board of Directors who administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders. In fiscal 2002, the Secondary Committee members were Walter W. Macauley, Jack D. Samuelson, Ronald D. Stevens and W. Robert Stover.

        Members of the Primary Committee or any Secondary Committee serve for such period of time as the Board of Directors may determine and may be removed by the Board of Directors at any time. The Board of Directors may also at any time terminate the functions of the Primary Committee and any Secondary Committee and reassume all powers and authority previously delegated to such committee.

General Compensation Policy

        The fundamental policy of the Compensation Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance and their contribution to the financial success of the Company. Generally, each executive officer's compensation package comprises three elements: (i) base salary which is designed primarily to be competitive with base salary levels in effect both at companies within the temporary staffing industry that are of comparable size to the Company and at companies outside of such industry with which the Company competes for executive talent; (ii) annual bonuses payable in cash and tied to the Company's attainment of financial milestones based on criteria established by the Compensation Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an employee's level of responsibility and accountability within the Company increases over time, a greater portion of his or her total compensation is intended to be dependent upon the Company's performance and stock price appreciation rather than upon base salary.

        Factors.    The principal factor considered by the Compensation Committee in establishing the components of each executive officer's compensation package for fiscal 2002 is external salary data of temporary staffing service companies within the same geographical area and with small to medium market capitalization.

        Base Salary.    The base salary for each executive officer is determined on the basis of internal comparability and the base salary levels in effect for comparable positions at the Company's principal competitors, both within and outside the temporary staffing industry. The base salary level for executive officers is generally at a level determined for such individuals on the basis of the external salary data of temporary staffing service companies within the same geographic area and with small to medium market capitalization. This group of companies is less inclusive than the temporary staffing index in the performance graph included in this Proxy Statement for purposes of comparing the stock price performance of the Company's Common Stock. However, the Company believes this smaller group of companies gives a more accurate indication of the market for executive services in which the Company competes. Salaries are reviewed on an annual basis, and discretionary adjustments to each executive officer's base salary are based upon individual performance and salary increases paid by the Company's competitors. The Compensation Committee sets the base salaries of the Chairman of the Board of Directors and the President and Chief Executive Officer, and the committee reviews the salaries of the other corporate officers who are members of the senior management team.

        Annual Incentive Compensation.    For fiscal 2002, no incentive compensation program was established by the Compensation Committee. The Compensation Committee awarded bonuses to Dwight S. Pedersen and Dirk A. Sodestrom for their services performed during fiscal 2002. At their election, however, the bonuses were declined, subject to the possibility that they may be received in conjunction with awards given for performance in fiscal 2003, provided the Company's cost reduction plan, which was implemented in fiscal 2002, succeeds in improving the Company's profitability.

        Long-Term Incentive Compensation.    Option grants are intended to align the interests of each executive officer with those of the Company's stockholders and to provide each individual with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee has the discretion to set the option exercise price and the vesting schedule for option grants. The Compensation Committee determines the size of the option grant according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual's level of responsibility and opportunity to influence the Company's financial results, comparable awards made to individuals in similar positions within the industry, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals and is at the Compensation Committee's discretion.

        Each option grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (typically the closing market price on the date of grant) over a specified period of time (up to ten years). The options generally vest in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. The options generally become exercisable with respect to 25% of the option shares upon the optionee's completion of one year of service measured from the vesting commencement date and the balance in 36 successive monthly installments upon the optionee's completion of each month of service over the 36-month period measured from the first anniversary of the vesting commencement date. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company for one or more years during which the option vests, and then only if the market price of the underlying shares appreciates over the option term.

        Tax Limitation.    As a result of federal tax legislation enacted in 1993, a publicly-held company such as Westaff, Inc. will not be allowed a federal income tax deduction for compensation paid to the executive officers named in the Summary Compensation Table to the extent that compensation exceeds $1,000,000 per officer unless it qualifies for an exemption. The compensation paid to the Company's executive officers for fiscal 2002 did not exceed the $1,000,000 limit per officer, nor is the compensation to be paid to the Company's executive officers for fiscal 2003 expected to reach that level. Nevertheless, if the compensation payable to any of the Company executive officers were to reach the $1,000,000 limitation in fiscal 2003 or future fiscal years, the Company will continue to enjoy an exemption because the Plan was amended and restated with shareholder approval as of the Annual Meeting held on June 20, 2000, with respect to option grants, stock appreciation rights or direct stock issuances that are intended to qualify as performance-based compensation to any covered employee under Section 162(m)(3) of the Internal Revenue Code of 1986, as amended. Unless otherwise required by law, the Compensation Committee therefore will not be required to limit or restructure the elements of compensation payable to the Company's executive officers in the foreseeable future.

Compensation of the Chief Executive Officer

        Mr. Pedersen's employment agreement established his initial annual base salary of $400,000 as President and Chief Executive Officer commencing on January 14, 2002, based in part on external salary data of temporary staffing service companies within the same geographical area and with small to medium capitalization. He was granted an aggregate of 550,000 option shares as part of his compensation package, including 250,000 option shares that vested as of his hire date. The Compensation Committee reviews his base salary at least once each year to make appropriate adjustments as they determine in their discretion. His employment agreement also provided for incentive compensation for fiscal 2002 based on the net income of the Company. If the Company's net income at the end of fiscal 2002 exceeded $8.0 million, he would have received a lump sum payment of $50,000 in cash and if net income exceeded $10.0 million, $100,000 in cash. He was not paid any incentive compensation in fiscal 2002 because these net income levels were not met.

        Mr. Seip's base annual salary in fiscal 2002 as President and Chief Executive Officer was $500,000 until his employment terminated on January 14, 2002. His salary was based in part on external salary data of temporary staffing service companies within the same geographical area and with small to medium capitalization. He was granted an aggregate of 1,000,000 option shares when his employment commenced on May 1, 2001. His employment agreement provided for annual incentive compensation based on improvement in the Company's annual corporate pre-tax income from continuing operations. He was not paid a cash bonus for fiscal 2002 because no such bonus was earned under the terms and conditions of his employment agreement.

COMPENSATION COMMITTEE
December 17, 2002	Ronald D. Stevens, Chairman of Compensation Committee
Walter W. Macauley, Member of Compensation Committee
Jack D. Samuelson, Member of Compensation Committee
W. Robert Stover, Member of Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation earned by: (i) all individuals serving as the Company's Chief Executive or acting in a similar capacity during fiscal 2002, (ii) the four other highest-paid executive officers of the Company who were serving at the end of fiscal 2002 whose salary and bonus for fiscal 2002 was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years and (iii) one additional executive who would have been included in the top four who was not serving as an executive officer at fiscal year end. The individuals included in the table collectively will be referred to as the "Named Officers."

Long-Term Compensation
Annual Compensation
Name and Principal Position					Securities Underlying Options(#)(1)	All Other Compensation ($)(6)(7)(8)
	Year	Salary($)	Bonus($)
Dwight S. Pedersen(2) President and Chief Executive Officer	2002 2001 2000	323,483 — —	— — —		550,000 3,000 —	956 — —
Tom D. Seip(3) President and Chief Executive Officer	2002 2001 2000	96,207 228,846 —	— — —		— 1,000,000 —	250,059 106 —
Dirk A. Sodestrom Senior Vice President and Chief Financial Officer	2002 2001 2000	245,184 225,096 165,000	— — —		50,000 — 15,000	783 1,424 1,098
M. John Grossu (4) Senior Vice President-Zone Manager (California)	2002 2001 2000	191,341 225,000 182,500	— — 16,350		— — —	252 5,931 5,636
William M. Herbster Senior Vice President, Product Development	2002 2001 2000	155,025 — —	— — —		20,000 — —	214 — —
David P. Wilson Vice President, Information Services	2002 2001 2000	152,618 147,206 124,354	— 12,502 13,307	(5) (5)	12,000 10,000 —	282 299 254
John P. Sanders Vice President and Controller	2002 2001 2000	142,600 97,507 —	— — —		15,000 10,000 —	268 178 —

(1)
Long-term compensation has not been included in the table because such information is not applicable.

(2)
Mr. Pedersen became President and Chief Executive Officer on January 14, 2002.

(3)
Mr. Seip became President and Chief Executive Officer on May 1, 2001. He resigned effective January 14, 2002.

(4)
Mr. Grossu resigned effective September 6, 2002. Mr. Grossu was paid commissions for fiscal 2000 but no bonus for that year.

(5)
Mr. Wilson's bonuses paid in fiscal 2000 and 2001 were incentive payments for services rendered the previous fiscal year under corporate staff incentive programs.

(6)
All other compensation for fiscal 2000 includes employer matching contributions under the Westaff Deferred Savings Plan for fiscal 2000, the third year in which such contributions were made. The matching contributions for fiscal 2000 were 25% of the first ten percent of the participant's contribution to the plan, and were equal to $792 for Mr. Sodestrom; $5,330 for Mr. Grossu; and zero for Mr. Wilson. Also includes employer's portion of basic life insurance premium (per month) in the amount of $26 each for Messrs. Sodestrom and Grossu, and $21 for Mr. Wilson. Employer's portion was 17 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000.

(7)
All other compensation for fiscal 2001 includes employer matching contributions under the Westaff Deferred Savings Plan for fiscal 2001, the fourth year in which contributions were made. The matching contributions for fiscal 2001 again were 25% of the first ten percent of the participant's contribution to the plan, and were equal to zero for Messrs. Seip, Wilson and Sanders; $1,118 for Mr. Sodestrom; and $5,625 for Mr. Grossu. Also includes employer's portion of basic life insurance premium (per month) in the amount of $9 for Mr. Seip, $26 each for Messrs. Sodestrom and Grossu, $21 for Wilson, and $20 for Mr. Sanders. Employer's portion was 17 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000.

(8)
All other compensation for fiscal 2002 includes employer matching contributions under the Westaff Deferred Savings Plan ("Deferred Plan") for fiscal 2002, the fifth year in which contributions were made. The matching contributions for fiscal 2002 were 10% of the first ten percent of the participant's contribution to the Deferred Plan, and were equal to zero for Messrs. Seip, Grossu, Herbster, Wilson and Sanders; and $490 for Mr. Sodestrom. Also includes employer matching contributions under the Westaff Savings Plan ("Savings Plan") for fiscal 2002 which were 10% of the first ten percent of the participant's contribution to the Savings Plan, and were equal to $769 for Mr. Pedersen. Also includes employer's portion of basic life insurance premium (per month) in the amount of $20 for Mr. Pedersen, $29 for Mr. Seip, $24 for Messrs. Sodestrom and Wilson, $25 for Mr. Grossu, $20 for Mr. Herbster, and $22 for Mr. Sanders. Employer's portion was 17 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000. Effective as of May 19, 2002, the employer's portion was 14 cents per $1,000 of coverage. Also includes severance paid to Mr. Seip of $250,000.

Option Grants in Last Fiscal Year

        There were six stock option grants made during fiscal 2002 under the Company's 1996 Stock Option/Stock Issuance Plan to the Named Officers. The table below sets forth information with respect to such option grants. No stock appreciation rights were granted to the Named Officers during such fiscal year.

					Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(4)
		Individual Grants(1) Percent Of Total Options/SARs Granted To Employees In Fiscal Year 2002(%)(2)
	Number Of Securities Underlying Options/SARs Granted(#)
Name			Exercise Price Or Base Price ($/Sh)	Expiration Date
					5%($)	10%($)
Dwight S. Pedersen(3)	422,341	45%	2.35	01/13/12	552,526	1,453,003
Dwight S. Pedersen(3)	127,659	14%	2.35	01/13/12	167,009	439,192
Dirk A. Sodestrom	50,000	5%	3.15	08/13/12	99,051	251,014
William M. Herbster	20,000	2%	3.15	08/13/12	39,620	100,406
David P. Wilson	12,000	1%	3.15	08/13/12	23,772	60,243
John P. Sanders	15,000	2%	3.15	08/13/12	29,715	75,304

(1)
Options granted under the Company's 1996 Stock Option/Stock Issuance Plan have a maximum ten-year term measured from the date of grant. Such options generally vest over a four-year period. Generally, they become exercisable for 25% of the option shares commencing upon the optionee's completion of one year of service measured from the vesting commencement date and the balance in a series of 36 successive monthly installments upon the optionee's completion of each additional month of service over the 36-month period measured from the first anniversary of the vesting commencement date. The exercise price per share generally is the closing price of the Company's Common Stock on the date of grant. The 1996 Stock Option/Stock Issuance Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a "Change in Control", as defined in the 1996 Stock Option/Stock Issuance Plan.

(2)
Based on options to purchase an aggregate of 928,500 shares granted to employees during fiscal 2002 under the 1996 Stock Option/Stock Issuance Plan.

(3)
Under this option grant to Mr. Pedersen of the 550,000 aggregate shares granted on the date his employment began, 422,341 shares were granted as non-statutory stock options and 127,659 were granted as incentive stock options. The exercise price for all the option shares granted to Mr. Pedersen was equal to $2.35. The option shares are to vest as follows: 250,000 option shares were immediately vested as of the date of the grant (the "Vesting Commencement Date"). The remaining option shares vest according to the following schedule: 100,000 option shares were to vest on November 1, 2002, provided that the closing price of the Company's Common Stock equalled at least $4.00 or more on the last trading day of fiscal 2002 (since it did not, they remain unvested); 100,000 option shares on October 31, 2003, provided that the closing price of the Company's Common Stock equals at least $5.00 or more on the last trading day of fiscal 2003; and 100,000 option shares on October 29, 2004, provided that the closing price of the Company's Common Stock equals at least $6.00 or more on the last trading day of fiscal 2004. On January 13, 2007, at the latest, any unvested shares will vest provided Mr. Pedersen remains an employee of the Company.

(4)
Potential realizable value is based on an assumption that the stock price appreciates at the annual rates shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of its future stock price.

Aggregated Option Exercises and Fiscal Year End Values

        None of the Named Officers exercised an option during fiscal 2002. The table below sets forth information with respect to the unexercised options held by the Named Officers as of the end of fiscal 2002. No stock appreciation rights were exercised during fiscal 2002, and no stock appreciation rights were outstanding at the end of fiscal 2002.

			Number of Securities Underlying Unexercised Options at Fiscal Year End(#)
					Value of Unexercised In-the-Money Options At Fiscal Year End($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dwight S. Pedersen	—	—	253,000	300,000	450	—
Tom D. Seip(2)	—	—	300,000	—	45,000	—
Dirk A. Sodestrom	—	—	38,875	56,875	—	—
M. John Grossu(3)	—	—	—	—	—	—
William M. Herbster	—	—	—	20,000	—	—
David P. Wilson	—	—	4,166	17,834	—	—
John P. Sanders	—	—	4,166	20,834	—	—

(1)
Calculated by determining the difference between the fair market value of the securities underlying the in-the-money options at November 2, 2002 (based on the closing price of $2.20 for the Company's Common Stock on Nasdaq for October 31, 2002 the last trading day immediately preceding the end of fiscal 2002) and the exercise price of the options.

(2)
Due to the cessation of Mr. Seip's employment, the 300,000 exercisable option shares were cancelled on January 14, 2003 since they were not exercised within twelve months from the January 14, 2002 effective date of his resignation. The 700,000 unexercisable option shares were unvested at the time of his resignation and were cancelled immediately.

(3)
Due to the cessation of Mr. Grossu's employment, the 22,500 exercisable options were canceled on December 6, 2002.

Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements

        The Company entered into an employment agreement with W. Robert Stover effective January 1, 1999 after he voluntarily relinquished the Chief Executive Officer title as of December 31, 1998. The agreement contains a renegotiated compensation package for Mr. Stover in his continuing role as Chairman of the Board of Directors, including a lesser salary of $75,000. His compensation package includes payment of office relocation expenses for suitable offsite leased premises, payment of monthly office rent as well as all related leasehold expenses including parking, utilities, janitorial services, and a pro rata share of increases in operating expenses and real estate taxes over calendar year 1999 under a two-year lease for such premises, payment of his executive assistant's annual salary, continued participation by Mr. Stover and his executive assistant in present and future employee benefit plans including group health, life, supplemental life, long-term disability, accidental death and dismemberment insurance, a 401(k) savings plan and a deferred savings plan, and reimbursement for reasonable travel and other business expenses. Due to the expiration of the lease for Mr. Stover's off-site office quarters on or about December 13, 2000, he and his assistant have been utilizing offices at the Company's corporate headquarters at no cost to him. Mr. Stover is not eligible for a bonus or other incentive compensation under the agreement or otherwise and he is not entitled to vacation pay. Except with respect to Mr. Stover's salary, the agreement is of indefinite duration and will continue until he chooses to retire or until his death; however, the contractual obligations relating to compensation of his executive assistant will terminate upon reassignment of the current assistant to other duties or upon termination of Mr. Stover's employment, subject to negotiation of a different arrangement at the discretion of the Compensation Committee of the Board of Directors.

        The Company has an employment agreement with Dwight S. Pedersen for his service as President and Chief Executive Officer effective January 14, 2002. Mr. Pedersen's compensation package includes a base annual salary of $400,000 and profit incentives for fiscal 2002 based on net income of the Company at fiscal year end. If net income for fiscal 2002 exceeded $8.0 million, he would have been entitled to a $50,000 lump sum payment and if net income exceeded $10.0 million, he would have been entitled to a $100,000 lump sum payment. Either of such payments would be less appropriate withholdings and agreed deductions, if any. Mr. Pedersen would be entitled to payment of six months' salary for termination without cause in the event of a change of control, payable in a lump sum less appropriate withholdings and agreed deductions, if any. His compensation package also includes a grant of 550,000 option shares at $2.35, of which 250,000 option shares were immediately vested as of that date (the "Vesting Commencement Date") and the remaining option shares will vest according to the following schedule: 100,000 option shares were to vest on November 1, 2002, provided that the closing price of the Company's Common Stock equaled at least $4.00 or more on the last trading day of fiscal 2002 (since it did not, they remain unvested); 100,000 option shares will vest on October 31, 2003, provided that the closing price of the Company's Common Stock equals at least $5.00 or more on the last trading day of fiscal 2003; and 100,000 option shares, on October 29, 2004, provided that the closing price of the Company's Common Stock equals at least $6.00 or more on the last trading day of fiscal 2004. On January 13, 2007, at the latest, any unvested shares will vest provided he remains an employee of the Company.

        Under Mr. Pedersen's employment agreement either party may terminate employment with two weeks' advance written notice.

        The Company entered into an employment agreement with Tom D. Seip effective May 1, 2001, to serve as President and Chief Executive Officer. His employment commenced on that date and was to be for a term of five years at a base annual salary of $500,000. Mr. Seip's compensation package included annual incentive compensation for improving the Company's annual pre-tax income from continuing operations. The period for measuring such improvement was to be the Company's fiscal year. The base of comparison for the first year of the award was to be the improvement from fiscal 2000 to fiscal 2001.

        In calculating the improvement in annual pre-tax income from continuing operations during that period of time, pre-tax income from fiscal 2000 was to be normalized so that approximately $2.0 million in expenses relating to the May 3, 2000, cancellation of the recapitalization agreement, which was the management-led leveraged buyout attempt in fiscal 2000, were to be excluded as were the discontinued operations and costs of the Company's medical business. The award was to be one-tenth of the amount of improvement in annual pre-tax income from continuing operations, measured as the increase in the Company's annual pre-tax income from continuing operations from fiscal 2000 to fiscal 2001. The expense of the award was to be included in calculating the pre-tax income from continuing operations for the purpose of determining the amount of the award. For purposes of determining the amount of the award, the Company's annual pre-tax income from continuing operations was to be calculated based on the Company's consolidated fiscal year end financial statements, as audited by the Company's independent public accountants. No incentive compensation was paid or payable to Mr. Seip for fiscal 2002.

        Mr. Seip's compensation package also included stock options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock granted on the date his employment began. Incentive stock options of 243,900 options shares were granted and 756,100 option shares were granted as nonqualified stock options as of the May 1, 2001 grant date at an exercise price of $2.05, the fair market value on the date of grant. The option shares were to vest in five installments, with vesting of the first installment to occur upon the hire date (the "Vesting Commencement Date") and continued vesting to occur annually thereafter upon Mr. Seip's completion of each additional year of service measured from the first anniversary of the Vesting Commencement Date. A total of 300,000 option shares were immediately vested on the date of grant. At the time of his resignation, 700,000 unexercisable option shares were unvested and were cancelled immediately. Due to the cessation of Mr. Seip's employment when he resigned effective January 14, 2002, the 300,000 exercisable option shares were cancelled because they were not exercised within twelve months from his employment termination date.

        Under Mr. Seip's employment agreement, the Company had the right to terminate his employment for any reason, without cause, by providing him 90 days' advance written notice. The Company was obliged in that event to pay his earned but unpaid base salary, accrued vacation pay through the date of termination and severance pay equal to one year of his base salary. Mr. Seip also was entitled to a pro rata payment of the cash incentive bonus, if any, in the event of his employment termination after more than six months of employment in the fiscal year. Mr. Seip's employment agreement also provided that the Company could terminate his employment for cause, and in that event the Company was obliged to pay him his earned but unpaid base salary and accrued vacation pay through the date of termination, payable immediately upon the termination, and he was entitled to continued participation in the Company's employee benefit plans in accordance with their terms. Furthermore, Mr. Seip's employment agreement provided that he could terminate his employment for any reason by providing the Company 90 days' advance written notice. In that event he was entitled to his earned but unpaid base salary and accrued vacation pay through the date of termination and to continue participation in the Company's employee benefit plans in accordance with their terms.

        Mr. Seip and the Company negotiated and entered into a then confidential employment termination agreement upon his resignation whereby he and the Company waived advance notice of termination. In consideration of a mutual general release of claims other than claims arising from or relating to the parties' respective obligations under the employment termination agreement, the Company paid Mr. Seip all earned and unpaid base salary and all accrued and unused vacation pay through his last day of work in the sum of $9,614.17, which was net of all required withholdings and agreed deductions. In addition, the Company paid Mr. Seip the lump sum of $250,000 as severance pay, less all required withholdings and agreed deductions, and an additional lump sum of $12,000 to defray the costs of health insurance for a period of 24 months from his last day of work. A requirement of the severance payment was that Mr. Seip honor the proprietary information and non-solicitation covenants of his employment agreement such that for a period of one year after termination of his employment he was obligated not to i) directly or indirectly solicit, induce or influence any employee, consultant or independent contractor of the Company to terminate his or her employment or relationship with the Company or to work for any other business entity or person, or ii) solicit, divert or attempt to divert the business of any client or customer of the Company in any district, territory, state or country where it conducts business.

        The Company entered into an employment agreement with Dirk A. Sodestrom as Chief Financial Officer effective January 1, 2001, with an annual salary of $235,000 that contains a requirement for six-months' advance notice of termination. Mr. Sodestrom received no bonus or incentive pay for fiscal 2002 because no executive bonus or incentive plan was formulated for that fiscal year.

        The Company's employment agreements with Mr. Sodestrom and the other Named Officers are at will, and the Company may terminate their employment at any time at the discretion of the Board of Directors. However, the Plan Administrator of the 1996 Stock Option Plan/Stock Issuance has authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers, whether granted under that Plan or any predecessor plan, in the event their employment were to be terminated within a designated period (whether involuntarily or through a forced resignation) following: (i) an acquisition of the Company by merger or asset sale, or (ii) a hostile takeover of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the members of the Board of Directors as a result of one or more contested elections for Board of Directors membership over a period of 36 consecutive months.

Compensation Committee Interlocks and Insider Participation

        The Board of Directors established a Compensation Committee in March 1995. The Compensation Committee currently consists of Ms. Brady, and Messrs. Macauley, Stevens and Stover. Except for Mr. Stover, no member of the Compensation Committee was at any time during fiscal 2002, or at any other time, an officer or employee of the Company. Mr. Stover did not participate in any committee decision making with respect to his salary in fiscal 2002.

        No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

        For a description of transactions between the Company and Mr. Stover, a member of the Compensation Committee, see Certain Relationships and Related Transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's wholly-owned subsidiary known as Westaff (USA), Inc., a California corporation, ("Westaff (USA)") executed an unsecured subordinated promissory note dated April 1, 2002, payable to W. Robert Stover, its principal stockholder and Chairman of the Board of Directors, in the amount of $2,000,000. The initial term of the note was one year, with an interest rate of 12% per annum, payable monthly on the last business day of each calendar month. On May 17, 2002, the note was amended and restated to extend the maturity date to August 18, 2007. Additionally, the interest rate and payment schedule were amended to a rate equal to the US Index Rate as calculated under the Company's Multicurrency Credit Agreement with General Electric Capital Corporation ("Credit Agreement"), plus seven percent, compounded monthly and payable 60 calendar days after the end of each of the Company's fiscal quarters. The interest rate in effect on November 2, 2002, was 11.75%. Payment of interest is contingent on the Company meeting minimum availability requirements under its credit facilities. Additionally, payments of principal or interest are prohibited in the event of any default under the credit facilities. The interest paid in fiscal 2002 was $68,000.

        Westaff (USA) executed an unsecured subordinated promissory note on May 17, 2002, payable to Dwight S. Pedersen, its President and Chief Executive Officer, in the amount of $1,000,000 with a maturity date of August 18, 2007, and provisions for accelerated maturity under certain circumstances. The note bears interest at a rate equal to the US Index Rate plus the Applicable Term Loan Index Margin as calculated under the Credit Agreement, payable 45 calendar days after the end of each of the Company's fiscal periods. The interest rate in effect on November 2, 2002 was 10.75%. Pursuant to a provision of the promissory note, Mr. Pedersen was paid a note fee of $30,000. Payment of interest is contingent on the Company meeting minimum availability requirements under its credit facilities. Additionally, payments of principal or interest are prohibited in the event of any default under the credit facilities. The interest paid during fiscal 2002 was $42,000. Payment of principal prior to maturity is required upon the sale of the Company's administrative offices. On December 12, 2002, the Company completed a sale and leaseback of its administrative offices, and the outstanding principal and interest balance on the note was paid in its entirety on December 13, 2002.

        Any future transactions between the Company and its officers, directors, and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by a majority of the Company's outside directors or will be consistent with policies approved by such outside directors.

COMPARISON OF STOCKHOLDER RETURN

        The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the Standard and Poor's 500 Index and peer issuers in the temporary staffing industry (the "Peer Group Index"). The selected peer group is composed of companies which are common competitors of a similar or greater market capitalization. The graph covers the period from October 31, 1997 through the last trading day of fiscal 2002.

        The graph assumes that $100 was invested on October 31, 1997 in the Company's Common Stock and in each index and that all dividends were reinvested. A special cash dividend of $0.30 per share of Common Stock was paid on July 18, 2000 to stockholders of record as of July 5, 2000.

Comparison Of Cumulative Total Return Among
Westaff, S&P 500 Index And Peer Group Index

Cumulative Return

	10/31/1997	10/30/1998	10/29/1999	10/27/2000	11/02/2001	11/01/2002
S&P 500	100.00	120.12	149.02	150.84	118.87	98.51
Peer Group	100.00	74.18	80.00	61.97	59.89	66.05
Westaff	100.00	89.62	88.27	37.95	20.42	22.19

        The Company's stock was first traded publicly on April 30, 1996. The graph depicts cumulative returns calculated on an annual basis on $100 invested in Westaff stock, the S&P 500 Index and the Peer Group Index comparing Kelly Services Inc., Spherion Corporation (formerly Interim Services, Inc.), Manpower Inc. and Personnel Group of America, Inc.

        Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

WESTAFF, INC.
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

        The Audit Committee currently consists of three Board of Directors members, namely, Walter W. Macauley, Jack D. Samuelson and Ronald D. Stevens. Mr. Stevens is the Chairman of the Audit Committee. The members of the Audit Committee are "independent" as classified by the listing qualifications of the Nasdaq National Market.

        It is the duty of the Audit Committee to review internal financial information, review our internal controls, review our internal audit plans and programs, review with our independent accountants the results of all audits upon their completion, annually select and recommend independent accountants, oversee the quarterly unaudited reporting process and take such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company. The Audit Committee's membership criteria and the duties of the committee are described more fully in its written charter adopted by the Board of Directors at its regular meeting on December 18, 2002, a true and complete copy of which is appended to this Proxy Statement as Appendix A.

        The Audit Committee hereby reports that it has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended November 2, 2002, and the committee has discussed with our independent public accountants, Deloitte & Touche LLP, the matters required to be discussed by SAS 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees and Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Deloitte & Touche LLP their independence and has considered whether the provision of the non-audit services during fiscal 2002 is compatible with maintaining Deloitte & Touche LLP's independence from the Company. Based on the review and discussions referred to herein, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2002 filed with the United States Securities and Exchange Commission (the "SEC") on January 31, 2003.

Fees Paid to Independent Accountants

        Audit Fees.    For the audit of the Company's financial statements for the fiscal year ended November 2, 2002, the Company paid or accrued $256,000 to Deloitte & Touche LLP. Fees of Deloitte & Touche LLP for reviews of our quarterly reports during fiscal 2002 are included in that amount. Additionally, $9,000 was paid to our former independent public accountants, Arthur Andersen LLP, for the review of our first quarterly report on Form 10-Q.

        Financial Information Systems Design and Implementation Fees.    For the fiscal year ended November 2, 2002, the Company did not pay or accrue any financial information systems design and implementation fees to Deloitte & Touche LLP.

        All Other Fees.    For the fiscal year ended November 2, 2002, the Company paid or accrued fees of $21,198 for all other services provided by Deloitte & Touche LLP, including domestic and international services and tax services.

AUDIT COMMITTEE
Ronald D. Stevens, Chairman of Audit Committee
Walter W. Macauley, Member of Audit Committee
Jack D. Samuelson, Member of Audit Committee

INDEPENDENT ACCOUNTANTS

        The Board of Directors decided effective April 4, 2002, to discontinue the engagement of Arthur Andersen LLP ("Andersen") as the Company's independent public accountants. Written notice to Andersen was given on April 5, 2002.

        Andersen's reports on the Company's consolidated financial statements for the 2000 and 2001 fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting, except that Andersen's report filed with the Securities and Exchange Commission on March 4, 2002 with the Company's Amendment No. 1 to the Annual Report on Form 10-K for fiscal 2001 contained an explanatory paragraph with respect to the Company's non-compliance, as of November 3, 2001, with the debt covenants contained in its senior secured credit facility and its notification by the issuer of the financial guarantee bond securing a portion of its workers' compensation obligations that the bond will not be renewed. Andersen's report observed that these matters raised substantial doubt about the Company's ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        The decision to discontinue the engagement with Andersen was based on the recommendation of the Audit Committee after a deliberation and evaluation process that included the committee's consideration of proposals from several other major auditing firms.

        During the Company's fiscal years ended November 3, 2001 and October 28, 2000, and the subsequent interim period through April 5, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

        During the Company's 2000 and 2001 fiscal years and the subsequent interim period through April 5, 2002, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Andersen with a copy of the disclosures it made in response to Item 304(a) of Regulation S-K. The Company requested that Andersen promptly furnish it with a letter addressed to the Securities and Exchange Commission stating whether Andersen agreed with the above statements made by the Company. A copy of Andersen's letter dated April 11, 2002 was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K dated April 4, 2002.

        The Board of Directors selected Deloitte & Touche LLP as its independent public auditors effective as of May 31, 2002. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions or to make other statements such representative deems appropriate.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

        Based solely on the Company's review of such forms and amendments thereto furnished to the Company and written representations from certain reporting persons, the Company believes that all executive officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2002.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof to the Secretary of the Company. To be timely for the 2004 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices no earlier than February 20, 2004, and no later than March 22, 2004.

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2004 Annual Meeting of Stockholders must be received by us not later than December 17, 2003, in order to be considered for inclusion in our proxy materials for that meeting.

FORM 10-K

        The Company filed an Annual Report on Form 10-K, with the SEC on January 31, 2003 (the "Form 10-K"). A copy of the Form 10-K will be mailed concurrently with this Proxy Statement to all stockholders entitled to notice of the Annual Meeting. Stockholders may obtain an additional copy of this report, without charge, by writing to Dirk A. Sodestrom, Senior Vice President and Chief Financial Officer, at the Company's executive offices at P. O. Box 9280, 298 North Wiget Lane, Walnut Creek, California 94598-2453.

THE BOARD OF DIRECTORS OF WESTAFF, INC.

Dated: March 3, 2003

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

WESTAFF, INC.

AUTHORITY AND PURPOSE

        The Audit Committee of Westaff, Inc. (the "Company") is appointed by the Company's Board of Directors (the "Board") to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee (the "Committee") shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company's Bylaws and applicable law.

STATEMENT OF POLICY

        The Committee shall oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company. In addition, the Committee shall review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the "NASD") applicable to Nasdaq listed issuers.

COMMITTEE STRUCTURE AND MEMBERSHIP

        The Committee shall be comprised of three or more directors, as determined by the Board. The Committee members shall be designated by the Board and shall serve at the discretion of the Board.

        Each member of the Committee shall be an independent director. For purposes hereof, an "independent director" shall be one:

  1.
  who accepts no consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Company, and

  2.
  who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

        At least one member of the Committee shall be a "financial expert," as defined by Section 407 of the Sarbanes-Oxley Act of 2002, having an understanding of generally accepted accounting principles and financial statements, experience in the preparation or auditing of financial statements of companies generally comparable to the Company, experience in the application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves, experience with internal accounting controls and an understanding of audit committee functions.

        Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the NASD applicable to Nasdaq listed issuers. At least one member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual's possessing the requisite financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

POWERS

        The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisers, as it determines necessary to carry out its duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the independent auditor. The Board and the Committee are in place to represent the Company's stockholders. Accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

RESPONSIBILITIES

        The Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Company's stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

        In meeting its responsibilities, the Committee is expected to:

  1.
  Review and reassess the adequacy of this Charter annually.

  2.
  With respect to the Company's independent auditors:

  a.
  The Committee is responsible for the appointment, compensation and oversight of the work of the Company's independent auditors. The Committee shall preapprove all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Company, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors shall be ultimately accountable to the Board and to the Committee as representatives of the Company's stockholders.

  b.
  Review the independence of the independent auditors, including a review of management consulting services, and related fees, provided by the independent auditors. The Committee shall require the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Company consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

  3.
  Review and concur with management on the scope and responsibilities of an internal audit department, if any, and on the appointment, replacement, reassignment or dismissal of an internal audit department manager or director.

  4.
  Review and discuss with management, before release, the audited financial statements and the Management's Discussion and Analysis proposed to be included in the Company's Annual Report in Form 10-K as well as the draft quarterly earnings releases and accompanying financial information. Make a recommendation to the Board whether or not the audited financial statements should be included in the Company's Annual Report on Form 10-K. Furthermore, the interim financial statements and the Management's Discussion and Analysis will be reviewed by, at a minimum, the Chair of the Committee, prior to the release of the Company's Quarterly Reports on Form 10-Q.

  5.
  In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

  a.
  The Company's annual financial statements and related notes.

  b.
  The independent auditors' audit of the financial statements and their report thereon.

  c.
  The independent auditors' reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management.

  d.
  Any deficiency in, or suggested improvement to, the procedures or practices employed by the Company as reported by the independent auditors in their annual management letter.

  6.
  Periodically and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

  a.
  Any significant changes required in the independent auditors' audit plan.

  b.
  Any difficulties or disputes with management encountered during the course of the audit.

  c.
  The adequacy of the Company's system of internal financial controls.

  d.
  The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Company's financial statements.

  e.
  Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

  f.
  Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

  7.
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

  8.
  Obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

  9.
  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

  10.
  Prepare a report in the Company's proxy statement in accordance with SEC requirements.

  11.
  Perform other oversight functions as requested by the full Board.

WESTAFF, INC.

PROXY

        The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 3, 2003 in connection with the 2003 Annual Meeting of Stockholders to be held at 10:00 a.m. on May 21, 2003 at the Company's administrative offices, 220 N. Wiget Lane, Walnut Creek, California, and hereby appoints W. Robert Stover and Bonnie A. McDonald, and each of them, (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each to vote all shares of the Common Stock of WESTAFF, INC. registered in the name provided herein which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the Proxy Statement.

        THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

        SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, SIMPLY SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

☒
Please mark your
votes as in this example
using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

		FOR the nominees listed at right (except as indicated)	WITHHOLD AUTHORITY to vote for the nominees listed at right	Nominees
1.	ELECTION OF DIRECTORS:	☐	☐	Jack D. Samuelson Ronald D. Stevens

  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.)

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY.

Signature	Signature	Date

        This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

QuickLinks

SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on May 21, 2003
PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2003
MATTERS TO BE CONSIDERED AT THE 2003 ANNUAL MEETING PROPOSAL ONE—ELECTION OF CLASS I DIRECTORS
OTHER MATTERS TO COME BEFORE THE 2003 ANNUAL MEETING
BOARD MEETINGS AND COMMITTEES
OWNERSHIP OF SECURITIES
WESTAFF, INC. COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS EXECUTIVE COMPENSATION REPORT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF STOCKHOLDER RETURN
Comparison Of Cumulative Total Return Among Westaff, S&P 500 Index And Peer Group Index
WESTAFF, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
FORM 10-K
CHARTER OF THE AUDIT COMMITTEE WESTAFF, INC. AUTHORITY AND PURPOSE
WESTAFF, INC. PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY.